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CUSIP NO.  277270104                  13G                      PAGE 7 OF 8 PAGES
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                            EXHIBIT 1 TO SCHEDULE 13G
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                                December 5, 1996
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            MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.



BY:      /s/ Peter A. Nadosy
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         Morgan Stanley Asset Management Inc.
         Peter A. Nadosy/ Vice Chairman



BY:      /s/ Edward J. Johnsen
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         Morgan Stanley Group Inc.
         Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated